Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-199966

Dated September 3, 2015

J . P . M O R G A N U . S . S E C T O R R O T A T O R 5 I N D E X ( S E R I E S 1 )
H Y P O T H E T I C A L B A C K - T E S T E D A N D A C T U A L H I S T O R I C A L W E I G H T I N G S

September 2015

J.P. MORGAN U.S. SECTOR ROTATOR 5 INDEX (SERIES 1)
HYPOTHETICAL BACK-TESTED AND ACTUAL HISTORICAL WEIGHTINGS

# J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) Hypothetical Back-Tested and Actual Historical Constituent Weightings

## J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) (the "Index") Weightings – 2015

| 2015 | XLY | XLP | XLE | XLF | XLV | XLI | XLU | XLB | XLK | IYR | BOND |
|---|---|---|---|---|---|---|---|---|---|---|---|
| September | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 100.00% |
| August | 7.97% | 8.35% | 0.00% | 7.60% | 0.00% | 0.00% | 6.72% | 0.00% | 0.00% | 10.54% | 0.00% |
| July | 8.39% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 68.39% |
| June | 9.64% | 10.80% | 0.00% | 9.01% | 7.56% | 0.00% | 0.00% | 0.00 | 6.75% | 0.00% | 0.00% |
| May | 8.88% | 0.00% | 5.90% | 11.21% | 0.00% | 0.00% | 0.00% | 10.07% | 8.51% | 0.00% | 0.00% |
| April | 0.00% | 0.00% | 0.00% | 6.23% | 6.21% | 0.00% | 0.00% | 0.00% | 0.00% | 5.38% | 42.93% |
| March | 7.30% | 0.00% | 0.00% | 6.91% | 0.00% | 7.43% | 0.00% | 6.25% | 6.58% | 0.00% | 0.00% |
| February | 0.00% | 7.61% | 0.00% | 0.00% | 6.35% | 0.00% | 6.82% | 0.00% | 0.00% | 7.80% | 25.79% |
| January | 6.90% | 0.00% | 0.00% | 6.35% | 0.00% | 6.22% | 5.92% | 0.00% | 0.00% | 8.35% | 0.00% |

Please see the Glossary on the last page for definitions related to these exchange traded fund tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. Past allocations to exchange traded funds are not indicative of actual weights that would be assigned to the ETFs during the term of your investment. The level of the Index reflect the performance of the index components above a cash index and incorporates the deduction of a fee of 0.50% per annum.

**Hypothetical, historical allocations:** Represents the actual allocations from January 2015 through September 2015.The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange traded funds during the term of your investment linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange traded funds consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modelling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.

1

J.P.Morgan

J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) Hypothetical Back-Tested and Actual Historical Constituent Weightings

## J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) (the "Index") Weightings – 2012 through 2014

| 2014 | XLY | XLP | XLE | XLF | XLV | XLI | XLU | XLB | XLK | IYR | BOND |
|---|---|---|---|---|---|---|---|---|---|---|---|
| December | 10.89% | 14.55% | 0.00% | 0.00% | 0.00% | 10.42% | 0.00% | 7.93% | 10.81% | 0.00% | 0.00% |
| November | 0.00% | 7.80% | 0.00% | 0.00% | 4.37% | 4.32% | 6.51% | 0.00% | 0.00% | 8.45% | 0.00% |
| October | 0.00% | 11.08% | 0.00% | 0.00% | 8.87% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 100.00% |
| September | 8.88% | 9.72% | 0.00% | 0.00% | 8.15% | 8.38% | 6.47% | 0.00% | 0.00% | 0.00% | 0.00% |
| August | 9.59% | 0.00% | 0.00% | 10.88% | 8.85% | 0.00% | 0.00% | 0.00% | 10.48% | 15.84% | 0.00% |
| July | 13.32% | 0.00% | 9.06% | 13.07% | 14.15% | 0.00% | 8.93% | 0.00% | 0.00% | 0.00% | 0.00% |
| June | 8.96% | 0.00% | 0.00% | 0.00% | 10.37% | 0.00% | 0.00% | 9.66% | 10.33% | 13.35% | 0.00% |
| May | 0.00% | 12.32% | 7.42% | 0.00% | 0.00% | 6.94% | 8.98% | 0.00% | 0.00% | 12.59% | 0.00% |
| April | 0.00% | 13.16% | 9.05% | 7.86% | 0.00% | 0.00% | 9.09% | 0.00% | 0.00% | 0.00% | 30.55% |
| March | 5.85% | 0.00% | 6.77% | 0.00% | 6.42% | 0.00% | 0.00% | 7.02% | 7.99% | 0.00% | 0.00% |
| February | 0.00% | 0.00% | 0.00% | 0.00% | 6.87% | 0.00% | 8.29% | 0.00% | 0.00% | 9.80% | 50.03% |
| January | 11.09% | 0.00% | 10.16% | 0.00% | 0.00% | 8.81% | 0.00% | 8.73% | 11.07% | 0.00% | 0.00% |
| **2013** | **XLY** | **XLP** | **XLE** | **XLF** | **XLV** | **XLI** | **XLU** | **XLB** | **XLK** | **IYR** | **BOND** |
| December | 8.07% | 0.00% | 0.00% | 8.08% | 10.06% | 11.14% | 0.00% | 0.00% | 11.32% | 0.00% | 0.00% |
| November | 0.00% | 8.17% | 7.14% | 0.00% | 6.48% | 7.40% | 0.00% | 0.00% | 7.97% | 0.00% | 0.00% |
| October | 10.01% | 0.00% | 0.00% | 9.00% | 0.00% | 8.55% | 0.00% | 7.17% | 0.00% | 5.57% | 0.00% |
| September | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 8.31% | 0.00% | 0.00% | 81.93% |
| August | 0.00% | 0.00% | 0.00% | 9.23% | 9.92% | 7.91% | 7.72% | 8.78% | 0.00% | 0.00% | 0.00% |
| July | 5.46% | 5.19% | 0.00% | 0.00% | 5.27% | 0.00% | 5.50% | 0.00% | 0.00% | 0.00% | 17.51% |
| June | 8.79% | 0.00% | 6.83% | 7.47% | 7.87% | 7.79% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% |
| May | 6.38% | 6.97% | 0.00% | 0.00% | 6.45% | 0.00% | 8.84% | 0.00% | 0.00% | 7.07% | 0.00% |
| April | 8.42% | 12.88% | 0.00% | 8.95% | 11.12% | 0.00% | 12.30% | 0.00% | 0.00% | 0.00% | 0.00% |
| March | 0.00% | 10.94% | 0.00% | 6.40% | 9.83% | 7.42% | 12.14% | 0.00% | 0.00% | 0.00% | 0.00% |
| February | 7.96% | 0.00% | 6.31% | 7.51% | 8.91% | 7.25% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% |
| January | 0.00% | 0.00% | 0.00% | 7.92% | 0.00% | 9.79% | 0.00% | 7.75% | 0.00% | 11.48% | 43.60% |
| **2012** | **XLY** | **XLP** | **XLE** | **XLF** | **XLV** | **XLI** | **XLU** | **XLB** | **XLK** | **IYR** | **BOND** |
| December | 6.92% | 8.51% | 0.00% | 0.00% | 0.00% | 5.88% | 0.00% | 5.71% | 5.76% | 0.00% | 0.00% |
| November | 0.00% | 0.00% | 0.00% | 7.80% | 8.05% | 0.00% | 12.00% | 0.00% | 0.00% | 0.00% | 100.00% |
| October | 8.26% | 0.00% | 6.22% | 6.50% | 12.51% | 0.00% | 0.00% | 5.50% | 0.00% | 0.00% | 0.00% |
| September | 10.23% | 0.00% | 7.54% | 9.87% | 0.00% | 0.00% | 0.00% | 7.52% | 9.38% | 0.00% | 0.00% |
| August | 0.00% | 8.69% | 4.52% | 0.00% | 6.70% | 0.00% | 10.61% | 0.00% | 0.00% | 7.65% | 0.00% |
| July | 0.00% | 0.00% | 0.00% | 3.96% | 6.96% | 0.00% | 10.44% | 4.40% | 0.00% | 4.95% | 0.00% |
| June | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 100.00% |
| May | 6.09% | 9.71% | 0.00% | 0.00% | 0.00% | 0.00% | 10.74% | 0.00% | 0.00% | 6.92% | 32.46% |
| April | 8.40% | 0.00% | 0.00% | 4.94% | 9.54% | 0.00% | 0.00% | 0.00% | 8.64% | 9.15% | 0.00% |
| March | 10.69% | 15.32% | 8.81% | 6.55% | 0.00% | 0.00% | 0.00% | 0.00% | 10.04% | 0.00% | 0.00% |
| February | 0.00% | 0.00% | 0.00% | 5.98% | 0.00% | 7.23% | 0.00% | 5.76% | 10.20% | 8.81% | 0.00% |
| January | 0.00% | 6.89% | 0.00% | 3.00% | 5.36% | 0.00% | 5.63% | 0.00% | 0.00% | 4.09% | 0.00% |

Please see the Glossary on the last page for definitions related to these exchange traded fund tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. Past allocations to exchange traded funds are not indicative of actual weights that would be assigned to the ETFs during the term of your investment. The level of the Index reflect the performance of the index components above a cash index and incorporates the deduction of a fee of 0.50% per annum.

**Hypothetical, historical allocations:** Represents the hypothetical monthly allocations through May 2013 and the actual allocations from June 2013 through December 2014.The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange traded funds during the term of your investment linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange traded funds consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modelling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.

1

J.P.Morgan

J.P. MORGAN U.S. SECTOR ROTATOR 5 INDEX (SERIES 1)
HYPOTHETICAL BACK-TESTED AND ACTUAL HISTORICAL WEIGHTINGS

J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) Hypothetical Back-Tested Historical Constituent Weightings

J.P. MORGAN U.S. SECTOR ROTATOR 5 INDEX (SERIES 1)
HYPOTHETICAL BACK-TESTED AND ACTUAL HISTORICAL WEIGHTINGS

## J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) (the "Index") Weightings – 2009 through 2011

| 2011 | XLY | XLP | XLE | XLF | XLV | XLI | XLU | XLB | XLK | IYR | BOND |
|---|---|---|---|---|---|---|---|---|---|---|---|
| December | 0.00% | 5.67% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 96.37% |
| November | 0.00% | 0.00% | 2.54% | 2.02% | 0.00% | 2.89% | 0.00% | 2.30% | 0.00% | 2.41% | 0.00% |
| October | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 5.73% | 0.00% | 0.00% | 0.00% | 100.00% |
| September | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 2.92% | 0.00% | 0.00% | 0.00% | 91.45% |
| August | 0.00% | 0.00% | 4.64% | 0.00% | 0.00% | 0.00% | 9.26% | 0.00% | 5.71% | 5.51% | 47.59% |
| July | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 100.00% |
| June | 0.00% | 12.45% | 0.00% | 0.00% | 11.61% | 0.00% | 10.73% | 0.00% | 0.00% | 0.00% | 100.00% |
| May | 9.62% | 14.87% | 0.00% | 0.00% | 10.08% | 0.00% | 8.65% | 0.00% | 0.00% | 8.05% | 0.00% |
| April | 0.00% | 9.01% | 4.23% | 0.00% | 7.02% | 4.95% | 0.00% | 4.55% | 0.00% | 0.00% | 0.00% |
| March | 5.51% | 12.14% | 4.81% | 5.59% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 7.95% | 0.00% |
| February | 0.00% | 0.00% | 6.88% | 5.97% | 0.00% | 9.33% | 0.00% | 0.00% | 8.31% | 7.50% | 0.00% |
| January | 0.00% | 0.00% | 7.20% | 6.19% | 0.00% | 8.13% | 0.00% | 7.38% | 10.00% | 0.00% | 0.00% |
| **2010** | **XLY** | **XLP** | **XLE** | **XLF** | **XLV** | **XLI** | **XLU** | **XLB** | **XLK** | **IYR** | **BOND** |
| December | 6.86% | 0.00% | 5.01% | 0.00% | 0.00% | 5.96% | 0.00% | 4.52% | 0.00% | 0.00% | 21.34% |
| November | 7.75% | 0.00% | 6.59% | 0.00% | 0.00% | 0.00% | 0.00% | 4.70% | 7.76% | 8.90% | 0.00% |
| October | 4.77% | 0.00% | 5.22% | 0.00% | 6.99% | 4.69% | 0.00% | 0.00% | 6.12% | 0.00% | 0.00% |
| September | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 6.62% | 0.00% | 0.00% | 0.00% | 100.00% |
| August | 0.00% | 0.00% | 4.19% | 0.00% | 0.00% | 3.61% | 5.09% | 3.34% | 0.00% | 3.14% | 0.00% |
| July | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 100.00% |
| June | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 100.00% |
| May | 5.61% | 0.00% | 5.26% | 4.11% | 0.00% | 6.33% | 0.00% | 0.00% | 0.00% | 3.54% | 0.00% |
| April | 8.89% | 0.00% | 0.00% | 8.63% | 0.00% | 8.80% | 0.00% | 6.46% | 0.00% | 6.34% | 0.00% |
| March | 6.13% | 8.42% | 0.00% | 0.00% | 0.00% | 4.67% | 0.00% | 3.71% | 0.00% | 4.31% | 0.00% |
| February | 0.00% | 0.00% | 0.00% | 0.00% | 6.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 100.00% |
| January | 8.35% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 7.45% | 5.58% | 8.31% | 4.47% | 0.00% |
| **2009** | **XLY** | **XLP** | **XLE** | **XLF** | **XLV** | **XLI** | **XLU** | **XLB** | **XLK** | **IYR** | **BOND** |
| December | 4.10% | 0.00% | 0.00% | 0.00% | 7.44% | 3.73% | 0.00% | 3.60% | 4.85% | 0.00% | 0.00% |
| November | 4.65% | 9.77% | 3.74% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 5.88% | 0.00% | 30.85% |
| October | 5.80% | 0.00% | 4.63% | 0.00% | 0.00% | 5.31% | 0.00% | 4.61% | 0.00% | 2.57% | 0.00% |
| September | 4.58% | 0.00% | 0.00% | 3.04% | 0.00% | 4.53% | 0.00% | 3.70% | 0.00% | 2.52% | 0.00% |
| August | 4.03% | 0.00% | 0.00% | 0.00% | 0.00% | 3.89% | 0.00% | 3.40% | 4.67% | 2.69% | 0.00% |
| July | 3.53% | 5.55% | 0.00% | 0.00% | 4.56% | 0.00% | 4.64% | 0.00% | 5.15% | 0.00% | 0.00% |
| June | 0.00% | 5.12% | 2.66% | 1.45% | 5.45% | 0.00% | 4.11% | 0.00% | 0.00% | 0.00% | 0.00% |
| May | 2.62% | 0.00% | 0.00% | 1.10% | 0.00% | 2.34% | 0.00% | 2.49% | 0.00% | 1.04% | 0.00% |
| April | 1.97% | 0.00% | 0.00% | 0.89% | 0.00% | 1.77% | 0.00% | 2.06% | 2.35% | 0.00% | 0.00% |
| March | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 100.00% |
| February | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 4.91% | 0.00% | 0.00% | 0.00% | 72.43% |
| January | 1.85% | 0.00% | 0.00% | 0.00% | 3.18% | 0.00% | 0.00% | 0.00% | 0.00% | 0.76% | 46.64% |

Please see the Glossary on the last page for definitions related to these exchange traded fund tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. Past allocations to exchange traded funds are not indicative of actual weights that would be assigned to the ETFs during the term of your investment. The level of the Index reflect the performance of the index components above a cash index and incorporates the deduction of a fee of 0.50% per annum.

**Hypothetical, historical allocations:** The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange traded funds during the term of your investment linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange traded funds consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modelling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.

2

J.P.Morgan

J.P. MORGAN U.S. SECTOR ROTATOR 5 INDEX (SERIES 1)
HYPOTHETICAL BACK-TESTED AND ACTUAL HISTORICAL WEIGHTINGS

# J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) Hypothetical Back-Tested Historical Constituent Weightings

## J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) (the "Index") Weightings – 2006 through 2008

| 2008 | XLY | XLP | XLE | XLF | XLV | XLI | XLU | XLB | XLK | IYR | BOND |
|---|---|---|---|---|---|---|---|---|---|---|---|
| December | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 1.42% | 0.00% | 0.00% | 0.00% | 47.91% |
| November | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 52.15% |
| October | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 61.11% |
| September | 3.11% | 5.76% | 0.00% | 0.00% | 0.00% | 4.08% | 0.00% | 0.00% | 5.98% | 2.85% | 0.00% |
| August | 0.00% | 7.33% | 0.00% | 1.43% | 6.64% | 3.46% | 0.00% | 0.00% | 0.00% | 1.83% | 0.00% |
| July | 0.00% | 0.00% | 3.22% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 57.32% |
| June | 0.00% | 0.00% | 3.69% | 0.00% | 7.49% | 0.00% | 6.97% | 4.25% | 5.03% | 0.00% | 0.00% |
| May | 0.00% | 0.00% | 4.66% | 2.82% | 0.00% | 0.00% | 7.28% | 0.00% | 4.59% | 3.54% | 0.00% |
| April | 0.00% | 6.88% | 0.00% | 0.00% | 0.00% | 3.68% | 4.55% | 0.00% | 0.00% | 2.44% | 13.96% |
| March | 0.00% | 7.91% | 3.73% | 0.00% | 0.00% | 5.51% | 0.00% | 4.68% | 0.00% | 0.00% | 16.69% |
| February | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 79.11% |
| January | 0.00% | 0.00% | 4.22% | 0.00% | 0.00% | 0.00% | 6.40% | 3.48% | 5.09% | 0.00% | 15.82% |
| **2007** | **XLY** | **XLP** | **XLE** | **XLF** | **XLV** | **XLI** | **XLU** | **XLB** | **XLK** | **IYR** | **BOND** |
| December | 0.00% | 6.86% | 0.00% | 0.00% | 5.92% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 57.36% |
| November | 0.00% | 13.90% | 0.00% | 0.00% | 9.76% | 0.00% | 6.49% | 4.99% | 5.83% | 0.00% | 0.00% |
| October | 0.00% | 0.00% | 4.76% | 0.00% | 0.00% | 5.08% | 5.80% | 4.27% | 0.00% | 3.96% | 0.00% |
| September | 0.00% | 6.12% | 0.00% | 2.81% | 6.26% | 0.00% | 3.28% | 0.00% | 0.00% | 2.92% | 0.00% |
| August | 0.00% | 0.00% | 4.13% | 0.00% | 0.00% | 5.65% | 0.00% | 0.00% | 7.65% | 0.00% | 58.64% |
| July | 0.00% | 0.00% | 4.31% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 100.00% |
| June | 0.00% | 0.00% | 5.66% | 9.77% | 0.00% | 12.16% | 0.00% | 6.97% | 8.34% | 0.00% | 0.00% |
| May | 0.00% | 0.00% | 7.02% | 0.00% | 11.20% | 7.57% | 9.10% | 0.00% | 10.83% | 0.00% | 0.00% |
| April | 0.00% | 9.28% | 6.01% | 0.00% | 0.00% | 0.00% | 6.97% | 5.51% | 6.80% | 0.00% | 0.00% |
| March | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 6.02% | 5.87% | 0.00% | 0.00% | 85.73% |
| February | 11.52% | 17.78% | 0.00% | 0.00% | 12.43% | 0.00% | 0.00% | 8.67% | 0.00% | 7.88% | 0.00% |
| January | 13.46% | 16.52% | 0.00% | 11.75% | 17.98% | 0.00% | 0.00% | 8.11% | 0.00% | 0.00% | 0.00% |
| **2006** | **XLY** | **XLP** | **XLE** | **XLF** | **XLV** | **XLI** | **XLU** | **XLB** | **XLK** | **IYR** | **BOND** |
| December | 0.00% | 0.00% | 4.60% | 0.00% | 0.00% | 9.79% | 0.00% | 8.46% | 8.78% | 5.14% | 0.00% |
| November | 9.04% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 11.70% | 8.26% | 8.56% | 9.90% | 0.00% |
| October | 7.94% | 0.00% | 0.00% | 11.86% | 0.00% | 9.42% | 0.00% | 0.00% | 7.28% | 9.92% | 0.00% |
| September | 0.00% | 14.11% | 0.00% | 0.00% | 14.01% | 0.00% | 0.00% | 7.94% | 7.12% | 7.47% | 0.00% |
| August | 0.00% | 8.31% | 0.00% | 6.16% | 7.30% | 0.00% | 9.90% | 0.00% | 0.00% | 5.45% | 0.00% |
| July | 0.00% | 10.25% | 2.95% | 0.00% | 0.00% | 0.00% | 7.79% | 0.00% | 0.00% | 6.20% | 25.79% |
| June | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 100.00% |
| May | 11.15% | 0.00% | 4.62% | 8.65% | 0.00% | 8.90% | 0.00% | 6.40% | 0.00% | 0.00% | 0.00% |
| April | 0.00% | 0.00% | 4.67% | 0.00% | 0.00% | 10.66% | 0.00% | 6.99% | 8.94% | 5.44% | 0.00% |
| March | 0.00% | 12.75% | 0.00% | 8.96% | 9.83% | 10.12% | 0.00% | 0.00% | 0.00% | 9.52% | 0.00% |
| February | 0.00% | 0.00% | 3.84% | 0.00% | 0.00% | 0.00% | 8.08% | 6.36% | 6.43% | 7.19% | 0.00% |
| January | 0.00% | 0.00% | 4.78% | 0.00% | 12.71% | 10.75% | 8.52% | 7.69% | 0.00% | 0.00% | 0.00% |

Please see the Glossary on the last page for definitions related to these exchange traded fund tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. Past allocations to exchange traded funds are not indicative of actual weights that would be assigned to the ETFs during the term of your investment. The level of the Index reflect the performance of the index components above a cash index and incorporates the deduction of a fee of 0.50% per annum.

**Hypothetical, historical allocations:** The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange traded funds during the term of your investment linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange traded funds consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modelling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.

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J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) Hypothetical Back-Tested Historical Constituent Weightings

## J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) (the "Index") Weightings – 2003 through 2005

| 2005 | XLY | XLP | XLE | XLF | XLV | XLI | XLU | XLB | XLK | IYR | BOND |
|---|---|---|---|---|---|---|---|---|---|---|---|
| December | 0.00% | 0.00% | 0.00% | 8.04% | 0.00% | 9.15% | 0.00% | 7.29% | 9.77% | 5.76% | 0.00% |
| November | 0.00% | 0.00% | 0.00% | 6.55% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 100.00% |
| October | 0.00% | 10.27% | 4.10% | 8.52% | 0.00% | 9.42% | 7.90% | 0.00% | 0.00% | 0.00% | 0.00% |
| September | 0.00% | 0.00% | 5.30% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 100.00% |
| August | 9.37% | 0.00% | 4.21% | 0.00% | 0.00% | 0.00% | 0.00% | 6.38% | 8.79% | 7.15% | 0.00% |
| July | 0.00% | 0.00% | 5.31% | 14.62% | 12.94% | 0.00% | 11.81% | 0.00% | 0.00% | 10.37% | 0.00% |
| June | 7.29% | 0.00% | 3.90% | 0.00% | 0.00% | 7.14% | 0.00% | 0.00% | 9.14% | 7.38% | 0.00% |
| May | 0.00% | 0.00% | 0.00% | 0.00% | 7.71% | 0.00% | 6.72% | 0.00% | 0.00% | 7.35% | 70.47% |
| April | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 100.00% |
| March | 0.00% | 0.00% | 4.44% | 0.00% | 8.70% | 0.00% | 6.54% | 6.59% | 0.00% | 6.78% | 0.00% |
| February | 0.00% | 15.08% | 5.70% | 0.00% | 0.00% | 0.00% | 9.34% | 0.00% | 0.00% | 0.00% | 98.71% |
| January | 11.00% | 10.32% | 0.00% | 9.68% | 6.82% | 0.00% | 0.00% | 0.00% | 0.00% | 7.18% | 0.00% |
| **2004** | **XLY** | **XLP** | **XLE** | **XLF** | **XLV** | **XLI** | **XLU** | **XLB** | **XLK** | **IYR** | **BOND** |
| December | 0.00% | 0.00% | 4.74% | 0.00% | 0.00% | 8.20% | 5.80% | 6.30% | 5.94% | 0.00% | 0.00% |
| November | 7.88% | 0.00% | 0.00% | 0.00% | 0.00% | 8.45% | 8.99% | 0.00% | 5.63% | 7.65% | 0.00% |
| October | 10.07% | 0.00% | 5.99% | 0.00% | 0.00% | 9.58% | 0.00% | 7.95% | 6.56% | 0.00% | 0.00% |
| September | 0.00% | 10.31% | 0.00% | 8.07% | 0.00% | 0.00% | 13.21% | 5.75% | 0.00% | 6.28% | 0.00% |
| August | 0.00% | 0.00% | 8.71% | 0.00% | 0.00% | 0.00% | 8.96% | 0.00% | 0.00% | 0.00% | 69.73% |
| July | 0.00% | 0.00% | 5.95% | 0.00% | 0.00% | 10.63% | 0.00% | 7.12% | 6.71% | 6.83% | 0.00% |
| June | 0.00% | 0.00% | 0.00% | 6.97% | 0.00% | 6.22% | 0.00% | 3.80% | 5.82% | 4.78% | 0.00% |
| May | 7.62% | 8.34% | 4.96% | 0.00% | 7.22% | 7.36% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% |
| April | 7.35% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 7.01% | 0.00% | 0.00% | 8.10% | 68.01% |
| March | 0.00% | 9.95% | 7.81% | 8.38% | 7.35% | 0.00% | 0.00% | 5.41% | 0.00% | 0.00% | 0.00% |
| February | 0.00% | 0.00% | 6.49% | 8.25% | 0.00% | 13.42% | 0.00% | 0.00% | 4.91% | 6.56% | 0.00% |
| January | 0.00% | 0.00% | 6.59% | 0.00% | 0.00% | 11.15% | 9.99% | 6.20% | 0.00% | 9.34% | 0.00% |
| **2003** | **XLY** | **XLP** | **XLE** | **XLF** | **XLV** | **XLI** | **XLU** | **XLB** | **XLK** | **IYR** | **BOND** |
| December | 0.00% | 7.58% | 0.00% | 0.00% | 14.40% | 8.21% | 0.00% | 5.85% | 0.00% | 10.46% | 0.00% |
| November | 5.38% | 0.00% | 0.00% | 7.35% | 0.00% | 11.87% | 0.00% | 7.06% | 5.47% | 0.00% | 0.00% |
| October | 0.00% | 0.00% | 0.00% | 6.28% | 8.36% | 6.47% | 11.25% | 0.00% | 0.00% | 9.18% | 0.00% |
| September | 7.28% | 0.00% | 6.19% | 0.00% | 0.00% | 6.52% | 0.00% | 5.32% | 6.93% | 0.00% | 0.00% |
| August | 0.00% | 0.00% | 0.00% | 5.65% | 0.00% | 6.95% | 0.00% | 16.23% | 3.87% | 5.40% | 0.00% |
| July | 4.93% | 8.36% | 0.00% | 0.00% | 3.26% | 3.08% | 0.00% | 0.00% | 4.78% | 0.00% | 0.00% |
| June | 0.00% | 8.58% | 5.83% | 0.00% | 0.00% | 0.00% | 5.09% | 9.56% | 4.92% | 0.00% | 0.00% |
| May | 3.98% | 0.00% | 0.00% | 3.90% | 0.00% | 4.18% | 6.78% | 4.62% | 0.00% | 0.00% | 0.00% |
| April | 5.24% | 14.44% | 0.00% | 0.00% | 0.00% | 0.00% | 6.38% | 0.00% | 3.16% | 6.32% | 0.00% |
| March | 0.00% | 0.00% | 3.97% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 0.00% | 10.65% | 100.00% |
| February | 9.82% | 0.00% | 0.00% | 0.00% | 9.40% | 6.94% | 0.00% | 0.00% | 0.00% | 0.00% | 66.23% |
| January | 0.00% | 10.49% | 0.00% | 0.00% | 0.00% | 0.00% | 5.97% | 0.00% | 0.00% | 0.00% | 91.53% |

Please see the Glossary on the last page for definitions related to these exchange traded fund tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. Past allocations to exchange traded funds are not indicative of actual weights that would be assigned to the ETFs during the term of your investment. The level of the Index reflect the performance of the index components above a cash index and incorporates the deduction of a fee of 0.50% per annum.

**Hypothetical, historical allocations:** The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange traded funds during the term of your investment linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange traded funds consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modelling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.

J.P. MORGAN U.S. SECTOR ROTATOR 5 INDEX (SERIES 1)
HYPOTHETICAL BACK-TESTED AND ACTUAL HISTORICAL WEIGHTINGS

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J.P.Morgan

J.P. MORGAN U.S. SECTOR ROTATOR 5 INDEX (SERIES 1)
HYPOTHETICAL BACK-TESTED AND ACTUAL HISTORICAL WEIGHTINGS

| Glossary | |
|---|---|
| XLY | The Consumer Discretionary Select Sector SPDR® Fund |
| XLP | The Consumer Staples Select Sector SPDR® Fund |
| XLE | The Energy Select Sector SPDR® Fund |
| XLF | The Financial Select Sector SPDR® Fund |
| XLV | The Health Care Select Sector SPDR® Fund |
| XLI | The Industrial Select Sector SPDR® Fund |
| XLU | The Utilities Select Sector SPDR® Fund |
| XLB | The Materials Select Sector SPDR® Fund |
| XLK | The Technology Select Sector SPDR® Fund |
| IYR | iShares® U.S. Real Estate ETF |
| BOND | PIMCO Total Return Active Exchange-Traded Fund |

**Key Risks**

- The Index comprises notional assets and liabilities.
- The Index may use leverage to increase the return from any Constituent because the sum of the weights of the Basket Constituents included in the synthetic portfolio underlying the Index may be greater than 100%, up to a maximum total weight of 220%. In particular, the use of leverage will magnify any negative performance of the relevant Constituents which in turn could cause you to receive a lower payment at maturity than you would otherwise receive.
- The level of the Index includes the deduction of a fee of 0.50% per annum.
- There are risks associated with a momentum-based investment strategy - The Index is different from a strategy that seeks long-term exposure to a portfolio consisting of constant components with fixed weights. The Index may fail to realize gains that could occur from holding assets that have experienced price declines, but experience a sudden price spike thereafter.
- Correlation of performance among the Index constituents may reduce Index performance.
- Our affiliate, JPMS plc, is the Index Sponsor and Index Calculation Agent and is responsible for calculating and maintaining the Index and developing guidelines and policies governing the Index. We and our affiliates are entitled to exercise discretion in good faith and a commercially reasonable manner in relation to the securities and the Index. JPMS plc is under no obligation to consider your interest as an investor with returns linked to the Index.
- The Index may be partially uninvested, may not be successful, may not outperform any alternative strategy related to the Index constituents, or may not achieve its target volatility of 5%.
- The investment strategy involves monthly rebalancing and maximum weighting caps applied to the Index constituents.
- Changes in the value of the Index constituents may offset each other.
- The Index was established on June 21, 2013 and has a limited operating history.

DISCLAIMER
JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, underlying supplement, the relevant termsheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and termsheet or pricing supplement, if you so request by calling toll-free (800) 576 3529.

*Free Writing Prospectus filed pursuant to Rule 433; Registration Statement No. 333-199966*

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J.P.Morgan